Exhibit 10.2

HILLENBRAND INDUSTRIES, INC.
STOCK AWARD
(EFFECTIVE May 11, 2005)

                                        1. Purpose. The purpose of the Hillenbrand Industries, Inc. Stock Award (hereinafter called the “Award”) is to promote profitability and growth of Hillenbrand Industries, Inc. (the “Company”) by offering an incentive payable in Company common stock to Rolf A. Classon (“Employee”) who contributes to such profitability and growth.

                                        2. Amount of Award. The Company shall cause an account to be established in the name of the Employee (“Deferred Stock Account”) which shall be assumed to be invested in 20,000 shares (“Initial Deferred Stock Award”) of common stock, no par value of the Company (“Common Stock”). No actual shares of Common Stock shall be held in the Deferred Stock Account, and the number of shares of Common Stock maintained in the Deferred Stock Account (“Deferred Stock”) shall be a book entry which states the number of shares of Common Stock the Employee would have a right to receive in accordance with the terms of this Award. Any cash dividend paid on Common Stock by the Company while the Deferred Stock Account exists will be assumed to be paid on the Deferred Stock in the Deferred Stock Account and shall be assumed to be reinvested in Common Stock on the date of such dividend payment, thereby increasing the number of shares of Deferred Stock maintained in the Deferred Stock Account. Any stock dividends, stock splits and other similar rights inuring to Common Stock shall also be assumed to inure to the Deferred Stock, which may increase or decrease the number of shares of Deferred Stock in the Deferred Stock Account. The Initial Deferred Stock Award plus any increases or less any decreases due to cash dividends, stock dividends, stock splits and any other similar rights inuring to Common Stock as set forth in the two immediately preceding sentences shall herein after be referred to as the “Deferred Stock Award.”

Except for the Employee’s termination of employment on account of disability or death as set forth below, if Employee’s employment with the Company continues uninterrupted from the effective date of this Award through (i) the day immediately preceding the date the Board of Directors of the Company elects an individual to succeed the Employee as Chief Executive Officer and President of the Company or (ii) May 10, 2006, whichever is earlier (“Vesting Date”), the Deferred Stock which comprises the Deferred Stock Award shall be non-forfeitable (“Vested Deferred Stock”). Upon a termination of Employee’s employment with the Company before the Vesting Date by reason of either disability, as determined by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) in its sole discretion, or death, the Deferred Stock which comprises the Deferred Stock Award shall be non-forfeitable and become Vested Deferred Stock in an amount equal to the product of the Deferred Stock Award and a fraction, the numerator of which is the number of calendar months in which the Employee rendered at least one full day of service on behalf of the Company beginning on May 11, 2005 and the denominator of which is twelve (12). The Company shall, subject to the Employee’s election to defer receipt, deliver to the Employee shares of Common Stock equal in number to the number of shares of Deferred Stock which equals a percentage as set forth below of the Deferred Stock Award on the first or second anniversary of the Vesting Date as follows:

The first anniversary of the Vesting Date	50% of the Deferred Stock Award
The second anniversary of the Vesting Date	50% of the Deferred Stock Award
The first anniversary of the Employee’s termination of employment before the Vesting Date on account of disability or death	50% of the Vested Deferred Stock
The second anniversary of the Employee’s termination of employment before the Vesting Date on account of disability or death	50% of the Vested Deferred Stock

Any Deferred Stock maintained in the Deferred Stock Account which is not Vested Deferred Stock shall, upon the Employee’s termination of employment, be forfeited by Employee without the payment of any consideration or further consideration by the Company, and neither Employee nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any further rights or interest in such forfeited Deferred Stock. Any fractional shares of Vested Deferred Stock shall be rounded up to the next whole share of Vested Deferred Stock.

Notwithstanding the schedule set forth above, Deferred Stock maintained in the Deferred Stock Account shall become Vested Deferred Stock upon the occurrence of a Change in Control (as defined in Section 14.2 of the Plan). Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and/or any of its subsidiaries shall not be considered terminations of employment. For purposes of this Agreement and the Plan (as defined in Section 15 hereof), the Committee shall have absolute discretion to determine the date and circumstances of termination of Employee’s employment, and its determination shall be final, conclusive and binding upon Employee. Except as provided in this paragraph, upon termination of employment with the Company, the Employee shall be entitled to receive only the number of shares of Vested Deferred Stock as set forth in the second paragraph of this Section 2.

The shares of Common Stock delivered to the Employee shall be from shares held by the Company as treasury stock or from shares of Common Stock acquired by the Company in the open market. Subject to the Employee’s election to defer, all shares of Common Stock to be delivered to the Employee shall be delivered as soon as administratively possible after the corresponding anniversary date or as soon as administratively possible after the occurrence of a Change in Control.

                                        3. Administration of the Award. The Committee shall administer the Award. The Committee shall have complete and full discretion in the administration and interpretation of the terms of the Award.

                                        4. Right to Defer Payment of Award.

                                        (a) Election to Defer Award. The Employee may elect to defer payment of the Award otherwise due on the anniversary date set forth in Section 2 by completing a written election and delivering such election to the Company at least one year prior to the applicable anniversary date; provided however, that the completion of such written election and the delivery of such election may be at an earlier date as determined by the Committee or required by law to insure the validity of such deferral. The deferral period elected cannot end prior to five (5) years before an Award is otherwise due on an anniversary date set forth in Section 2. At the end of the deferral period elected by the Employee (or within a certain period of time after the last day of the deferral period as determined by the Committee or required by law to insure the validity of the deferral), the Company, consistent with Section 2 and subject to Sections 6, 7 and 8 shall deliver to the Employee shares of Common Stock equal in number to the number of Vested Deferred Stock held in the Employee’s Deferred Stock Account.

                                        (b) Financial Hardship. A withdrawal from the Employee’s Deferred Stock Account of Vested Deferred Stock shall be permitted prior to the termination of the deferral period in the event that the Employee experiences an “unforeseeable emergency” as such term in defined Section 409A(a)(2)(B)(ii) of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations issued therewith. The Employee must apply to the Committee for an unforeseeable emergency withdrawal and demonstrate that the circumstances being experienced were not under the Employee’s control and constitute a real emergency which is likely to cause great financial hardship. The Committee shall have the authority to require such medical or other evidence as it may need to determine the necessity for the Employee’s withdrawal request. If such application for withdrawal is permitted, the amount of such withdrawal shall be limited to an amount of the Employee’s Vested Deferred Stock which would have been payable if the Employee’s employment with the Company was terminated. If the Employee makes a withdrawal, the amount of the Employee’s Deferred Stock Account under this Award shall be proportionately reduced to reflect the withdrawal. Also, the withholding requirements described in Section 8 shall also be effected before the withdrawal. Notwithstanding anything in this Section 4(b) to the contrary, any withdrawal for any unforeseeable emergency must comply with Section 409A(a)(2)(B) of the Code.

                                        5. No Rights as Stockholder. Employee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Award until shares of Common Stock are delivered to the Employee pursuant to the last paragraph in Section 2 and Section 4. Until such time, Employee shall not be entitled to dividends (except where the Employee’s Deferred Stock Account is adjusted pursuant to the first paragraph of Section 2) or to vote at meetings of the stockholders of the Company.

                                        6. Compliance With Securities Laws. Prior to the receipt of any certificates for shares of Common Stock pursuant to this Award, Employee (or Employee’s beneficiary or legal representative upon Employee’s death or disability) shall enter into such additional written representations, warranties and Awards as the Company may reasonably request in order to comply with applicable securities laws or with this Award.

                                        7. Stock Ownership Guidelines. Employee (or Employee’s beneficiary or legal representative upon the Employee’s death or disability) shall be bound by the “Stock Ownership Guidelines” of the Company as may be in effect from time to time.

                                        8. Withholding. Any payment of Common Stock under this Award shall be subject to applicable federal and state withholding requirements. Hence, unless the Employee delivers a check to the Company equal to the required withholding, the number of shares distributed shall be reduced to meet the Employee’s applicable withholding requirements.

                                        9. Designation of Beneficiary. The Employee shall be permitted to provide to the Committee a beneficiary designation for receipt of his or her Award after death. If the Employee fails to designate a beneficiary, or if the designated beneficiary predeceases the Employee, the Award shall be paid to the deceased Employee’s spouse, if living, or if such spouse is not living, to the deceased Employee’s estate.

                                        10. Adjustments. If there is a change in the outstanding shares of the Common Stock by reason of any stock dividend or split, re-capitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change occurring after the effective date of this Award, the Committee shall adjust the number of shares of Common Stock subject to the Award to reflect the change, and such adjustment shall be conclusive and binding upon the Employee and the Company.

                                        11. Non-Transferability.

                                            (a) The Deferred Stock, the Deferred Stock Account and the Vested Deferred Stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by a voluntary act of the Employee or any agent of the Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company, its successors or any agent thereof.

                                            (b) No amounts payable under the Award shall be transferable by the Employee other than by his designation of a beneficiary pursuant to Section 9. The amounts payable under the Award shall be exempt from the claims of creditors of the Employee and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.

                                        12. Amendments to Award. The Award may only be modified upon the mutual agreement of the Company and the Employee.

                                        13. Source of Benefit Payments. The payment of the Award to the Employee shall be paid solely from the general assets of the Company. Until the actual delivery of the shares of Common Stock, the Employee shall not have any interest in any specific assets of the Company, including shares of Common Stock, under the terms of the Award. The Award shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind, or a fiduciary relationship between the Employee and the Company. Until such time of payment, no shares of the Common Stock shall be set aside by the Company for the Award.

                                        14. Successors and Assigns.

                                            (a) This Award is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee except by will or the laws of descent and distribution. This Award shall inure to the benefit of and be enforceable by the Employee’s guardian and legal representatives.

                                            (b) This Award shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                                            (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Award in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                                        15. Award Subject to Plan. This Award is subject to the terms of the Hillenbrand Industries, Inc. Stock Incentive Plan (“Plan”). The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference. In the event of a conflict between any terms and provisions contained herein and the terms or provisions of the Plan, the applicable terms or provisions of the Plan will govern and prevail.

                                        16. Governing Law. This Award shall be governed by and construed in accordance with the internal laws of the State of Indiana without reference to principles of conflict of laws. The captions of this Award are not part of the provisions hereof and shall have no force or effect. This Award may not be amended or modified except by a written Award executed by the parties hereto or their respective successors and legal representatives.

                                        17. Severability. The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award.

                                        18. No Waiver. The failure of the Employee or the Company to insist upon strict compliance with any provision of this Award or the failure to assert any right the Employee or the Company may have under this Award shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award.

                                        19. Entire Award. The Employee and the Company acknowledge that this Award supersedes any prior agreement between the parties with respect to the subject matter of this Award.

                                        20. Counterparts. This Award may be executed in counterparts, which together shall constitute one and the same original.

Effective Date: May 11, 2005

HILLENBRAND INDUSTRIES, INC.

By:
Bruce J. Bonnevier Vice President, Human Resources

Rolf A. Classon

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